KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                  NEWS

Public & Investor Relations, Corporate & Marketing Communications

FOR:              MEDIX RESOURCES, INC.

CONTACT:          John R. Prufeta, President and CEO
                  (212) 697-2509
                  (212) 681-9817 (fax)
                  jprufeta@cymedix.com
KCSA INVESTOR     Sarah Shepard / Elena Bonaiuto
CONTACTS:         (212) 896-1236 / (212) 896-1233
                  (212) 697-0910 (fax)
                  sshepard@kcsa.com / ebonaiuto@kcsa.com

                                                          FOR IMMEDIATE RELEASE

                       MEDIX RESOURCES LAUNCHES STANDALONE
                   UNIVERSAL INTERFACE PRODUCT FOR PHYSICIANS
                                     ------
            Cymedix Product to be Distributed by Technology Partners;
                         To Generate Additional Revenues

NEW YORK, January 4, 2001--Medix Resources Inc. (AMEX: MXR) today announced the launching of a stand-alone version of its proprietary
Cymedix(R)Universal Interface (CUI), representing a new business line for
Medix.
      The stand-alone CUI, which will generate additional revenue with minimal associated cost, will be distributed independently by software vendors to physician users.  The CUI will enable efficient access by next-generation applications to data contained within pre-existing software systems.  The Company indicated its distribution partnerships will also establish a foundation for future alliances in a broad range of areas-- both healthcare and non-healthcare related.
A Technology Foundation for Collaboration in Healthcare
      The CUI connectivity technology enables collaboration between physicians and healthcare insurers, hospitals, labs and pharmacy benefit management companies.  The distinguishing characteristic of this technology is that the objectives of both physicians and payors are equally served.  The CUI enables physicians to execute secure transactions through the Internet while utilizing their existing practice management systems.
      According to Medix, both groups have significant economic
incentives to streamline their manual processes that consume many billions of dollars each year in clinical and administrative waste.
However, the Company said that this inefficiency has also contributed to widespread friction between these partners, creating a strong need for
Medix' CUI connectivity technology.
      Medix believes that the market for its CUI is especially large within healthcare, where it is widely estimated that there are in excess of 3,000 PPMS (physician practice management systems) versions used by physicians across the United States.  The Company currently offers its
CUI both directly within selected markets, as well as nationally through core distribution partners.  "Hand-held solutions providers are a natural partnership opportunity for distribution of the CUI," John Prufeta,
President and Chief Executive Officer of Medix Resources, commented,
"The hand-held market in healthcare is exploding.  The CUI is a technology that enhances any hand-held offering.  This presents Medix with a tremendous opportunity to distribute the Medix array of transaction services to physician desktops nationwide."
      Mr. Prufeta added, "The healthcare industry needs a reliable connectivity solution. Our standalone Cymedix(R)Universal Interface was developed in response to the significant interest that we have received from third-party healthcare applications vendors.  We will make the CUI available on a selective basis within healthcare, keeping in mind the importance of this technology for Medix and its partners in gaining a competitive advantage within the geographic markets where we are focused.  Disparate systems in healthcare are a major impediment to the free exchange of vital data between physicians and payors.  The CUI offers an efficient and inexpensive way to move information between these islands of automation."
      According to David Pfeil, Executive Vice President and Chief
Technology Officer of Medix Resources, "The standalone CUI product is a perfect fit for the hand-held healthcare vendor community.  This product is an excellent tool to feed practice management information to these devices, thereby eliminating the need for the physician practice user to re-key large quantities of data.  Furthermore," he added, "physicians want a full complement of transaction capabilities through their hand-held device.  Our hand-held partners will now be able to meet this need by offering the full array of Medix transactions to their physicians.  This is a winning proposition for all parties
concerned--Medix, our hand-held partners, and the end-user physicians."

About the CUI
      The CUI eliminates the need for expensive interface programming, allowing the rapid creation of a communications bridge between physician practice management systems (PPMS) and virtually any local or remote application -- such as managed care systems and handheld applications.
About Medix Resources, Inc.
      Medix Resources,  Inc.  through its wholly owned  subsidiary  Cymedix
Lynx  Corporation  is the developer  and provider of the Cymedix(R)suite of fully-secure,  patented Internet based software  products,  that will allow instantaneous  communication  of high value  added  healthcare  information among  doctor  offices,  hospitals,  health  management  organizations  and insurance  companies.  Additional  information  about Medix  Resources  and its  products  and  services  can be  found  by  visiting  its  Web  sites,
www.medixresources.com and www.cymedix.com, or by calling (800) 326-8773.

                                      # # #
Information  in this  press  release  contains  forward-looking  statements that involve  risks and  uncertainties  that might  adversely  affect Medix operating  results  in the  future to a  material  degree.  Such  risks and uncertainties  include,  without limitation,  the ability of Medix to raise
capital  to  finance  the  development  of  its  software   products,   the
effectiveness  and the  marketability  of those  products,  the  ability of
Medix to protect its proprietary  information,  and the establishment of an efficient  corporate  operating  structure as Medix grows.  These and other risks and  uncertainties  are  presented in detail in the Medix Form 10-KSB for  1999,and  its Form  10-QSB for the third  quarter of 2000,  which were filed with the  Securities  and Exchange  Commission on March 30, 2000, and
November 14, 2000,  respectively.  This  information  is available from the
SEC or Medix.

           This press release and prior releases are available on the
            KCSA Public Relations Worldwide Web site at www.kcsa.com